UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________________
FORM 8-K
______________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 12, 2024
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Open Text Corporation
(Exact name of Registrant as specified in its charter)
______________________

Canada	0-27544	98-0154400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
275 Frank Tompa Drive, Waterloo, Ontario, Canada N2L 0A1
(Address of principal executive offices)
(519) 888-7111
(Registrant's telephone number, including area code)
______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock without par value	OTEX	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Prior to the annual meeting of shareholders of Open Text Corporation (the “Company”) held on September 12, 2024 (the "Meeting"), Ann M. Powell informed the Company of her decision not to stand for election to the Board of Directors of the Company at the Meeting. Ms. Powell was a member of the Corporate Governance and Nominating Committee and Chair of the Talent and Compensation Committee of the Board. Ms. Powell’s decision is not the result of any disagreements with the Company relating to the Company's operations, policies or practices.
Item 5.07    Submission of Matters to a Vote of Security Holders.
(a)At the Meeting, the proposals listed below were submitted to a vote of the shareholders.
(b)The voting results for each proposal at the Meeting is set forth below. Shareholders holding 221,529,725 of the common shares of the Company representing 82.60% of the outstanding common shares were present or represented by proxy at the Meeting.

Proposal 1 - Election of Directors
The following table sets forth information regarding the election of each of the following nominees as directors of the Company until the next annual meeting of shareholders of the Company or until the successor of such director is duly elected or appointed:

		Outcome of Vote	Vote For		Votes Against		Broker Non-Votes
(a)	P. Thomas Jenkins	Carried by ballot	206,137,984	94.24%	12,605,255	5.76%	2,786,486
(b)	Mark J. Barrenechea	Carried by ballot	211,660,325	96.76%	7,082,913	3.24%	2,786,487
(c)	Randy Fowlie	Carried by ballot	203,860,433	93.20%	14,882,806	6.80%	2,786,486
(d)	David Fraser	Carried by ballot	186,932,481	85.46%	31,810,756	14.54%	2,786,488
(e)	Robert Hau	Carried by ballot	218,061,192	99.69%	682,046	0.31%	2,786,487
(f)	Goldy Hyder	Carried by ballot	209,812,162	95.92%	8,931,077	4.08%	2,786,486
(g)	Annette Rippert	Carried by ballot	209,849,059	95.93%	8,894,180	4.07%	2,786,486
(h)	Stephen J. Sadler	Carried by ballot	208,584,252	95.36%	10,158,988	4.64%	2,786,485
(i)	Katharine B. Stevenson	Carried by ballot	212,679,811	97.23%	6,063,427	2.77%	2,786,487
(j)	Deborah Weinstein	Carried by ballot	200,491,634	91.66%	18,251,604	8.34%	2,786,487

Proposal 2 - Re-Appointment of Independent Auditors
The shareholders approved the re-appointment of KPMG LLP, Chartered Professional Accountants, as the independent auditors of the Company to hold office until the next annual meeting of shareholders or until a successor is appointed, as set forth below:

Votes For	Votes Withheld
211,658,744 (95.61%)	9,710,604 (4.39%)
There were 160,377 broker non-votes.

Proposal 3 - Amendment to 2004 Employee Stock Purchase Plan
The shareholders approved the amendment to the Company’s 2004 Employee Stock Purchase Plan to reserve for issuance an additional 6,000,000 common shares thereunder, as set forth below:

Votes For	Votes Withheld
217,674,456 (99.51%)	1,068,783 (0.49%)
There were 2,786,486 broker non-votes.

Proposal 4 - Shareholder Advisory Vote on Executive Compensation (Say-on-Pay Vote)
The results of the non-binding advisory vote on the Company’s approach to executive compensation are set forth below:

Votes For	Votes Withheld
54,926,727 (25.11%)	163,816,508 (74.89%)
There were 2,786,490 broker non-votes.
Item 8.01    Other Events of Importance to Security Holders.
On September 12, 2024, the Company issued a press release announcing the voting results for its election of directors at the Meeting held virtually earlier that day. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.
On September 12, 2024, the Board of Directors of the Company re-appointed P. Thomas Jenkins as Chair of the Board of Directors and re-appointed Mark J. Barrenechea as Vice Chair of the Board of Directors.

Item  9.01    Financial Statements and Exhibits

(d)    Exhibits

Exhibit Number	Description
99.1	Press release issued by Open Text Corporation on September 12, 2024.
101.INS	XBRL instance document - the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.
101.SCH	Inline XBRL taxonomy extension schema.
101.CAL	Inline XBRL taxonomy extension calculation linkbase.
101.DEF	Inline XBRL taxonomy extension definition linkbase.
101.LAB	Inline XBRL taxonomy extension label linkbase.
101.PRE	Inline XBRL taxonomy extension presentation.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPEN TEXT CORPORATION

September 12, 2024	By:	/s/ Michael F. Acedo
Michael F. Acedo EVP, Chief Legal Officer and Corporate Secretary

Exhibit Index

Exhibit Number	Description
99.1	Press release issued by Open Text Corporation on September 12, 2024.
101.INS	XBRL instance document - the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.
101.SCH	Inline XBRL taxonomy extension schema.
101.CAL	Inline XBRL taxonomy extension calculation linkbase.
101.DEF	Inline XBRL taxonomy extension definition linkbase.
101.LAB	Inline XBRL taxonomy extension label linkbase.
101.PRE	Inline XBRL taxonomy extension presentation.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).